PROMISSORY NOTE

Principal amount $ 50,000.00                                                                                                                                                                         March 11, 2005

FOR VALUE RECEIVED, the undersigned, eRXSYS Incorporated, hereinafter referred to as “Borrower”, located at 18021 Sky Park Circle, Suite G2, Irvine, CA 92614, hereby jointly and severally promise to pay to the order of Weil Consulting Corporation, a California Company with its principal place of business at 234 South Hamilton Drive, Suite 209, Beverly Hills, CA 90211, hereinafter referred to as “Lender”, the sum of FIFTY THOUSAND Dollars ($50,000.00), together with interest thereon at the rate of 7.5% (Wall Street Journal Prime Rate of 5.5% [March 11, 2005] plus 2%) per annum on the unpaid balance. Said sum shall be paid in 60 days in the manner following:

                                                                                                                                  60 DAY LOAN PROGRAM
Loan Amount= $50,000.00	March 11, 2005
Payment in 60 Days= $50,625.00	May 11, 2005

All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Failure to make any payment due hereunder within 30 days of its due date. 2) Breach of any condition of any security interest, loan agreement, pledge agreement or guarantee granted as collateral security for this note.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification of change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of California.

/s/ Weil Consulting Corp/Douglas Weil/President                                                          /s/ Robert J. DelVecchio                          CEO
Lendor     Date      Borrower - Robert J. DelVecchio              Title
Weil Consulting Corp. / Douglas Weil                                                                       on behalf of eRXSYS Inc.
President